As filed with the Securities and Exchange Commission on March 18, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

resTORbio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-3305277
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Boylston Street, 12th Floor

Boston, MA 02116

(857) 315-5521

(Address of Principal Executive Offices)

resTORbio, Inc. 2018 Stock Option and Incentive Plan

resTORbio, Inc. 2018 Employee Stock Purchase Plan

(Full Title of the Plans)
______________________________________________________________

Chen Schor

President and Chief Executive Officer

resTORbio, Inc.

500 Boylston Street, 12th Floor

Boston, MA 02116

(857) 315-5521

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Danielle Lauzon, Esq.

Mitchell S. Bloom, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	1,122,213 shares(2)	$8.68 (3)	$9,740,808.84(3)	$1,180.59
Common Stock, $0.0001 par value per share	280,553 shares(4)	$8.68 (3)	$2,435,200.04(3)	$295.15
Total	1,402,766 shares		$12,176,008.88(3)	$1,475.74

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, $0.0001 par value per share (“Common Stock”) which become issuable under the Registrant’s 2018 Stock Option and Incentive Plan (the “2018 Plan”) and the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

Represents shares of Common Stock that were added to the shares authorized for issuance under the 2018 Plan, effective as of January 1, 2019 pursuant to an “evergreen” provision contained in the 2018 Plan. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2018 Plan on January 1 of each year.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457 (c) and 457(h) of the Securities Act, and based upon the average of the high and low prices reported for the Common Stock on the Nasdaq Global Select Market on March 15, 2019.

(4)

Represents shares of Common Stock that were added to the shares authorized for issuance under the 2018 ESPP, effective as of January 1, 2019 pursuant to an “evergreen” provision contained in the 2018 ESPP. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2018 ESPP on January 1 of each year.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 1,122,213 shares of common stock, par value $0.0001 per share (“Common Stock”) of resTORbio, Inc. (the “Registrant”)  to be issued under the Registrant’s 2018 Stock Option and Incentive Plan (the “2018 Plan”) and (ii) an additional 280,553 shares of Common Stock of the Registrant to be issued under the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”), for which a Registration Statement on Form S-8 relating to the same employee benefit plans is effective.

These additional shares are of the same class as other securities relating to the 2018 Plan and 2018 ESPP for which the Registrant’s Registration Statement on Form S-8 (File No. 333-222746) filed with the Commission on January 29, 2018 is effective.

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement on Form S-8 (File No. 333-222746) filed with the Commission on January 29, 2018 are incorporated by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

4.1

Specimen stock certificate evidencing the shares of common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-222373) filed on January 16, 2018)

4.2

Third Amended and Restated Certificate of Incorporation of the Registrant (as currently in effect) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38359) filed with the SEC on January 30, 2018)

4.3

Amended and Restated Bylaws (as currently in effect) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38359) filed with the SEC on January 30, 2018)

4.4

Amended and Restated Investors’ Rights Agreement, dated as of November 29, 2017, among the Registrant and the other parties thereto (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-1 filed with the SEC on December 29, 2017)

5.1*	Opinion of Goodwin Procter LLP
23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1

2018 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 to our Registration Statement on Form S-1/A filed with the SEC on January 16, 2018)

99.2	2018 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.5 to our Registration Statement on Form S-1/A filed with the SEC on January 16, 2018)

__________________________

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on the 18th day of March, 2019.

RESTORBIO, INC.

By:	/s/ Chen Schor
Chen Schor
President, Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Chen Schor and John McCabe as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Chen Schor	Director, President, Chief Executive Officer	March 18, 2019
Chen Schor	(Principal Executive Officer)

/s/ John McCabe	Vice President, Finance	March 18, 2019
John McCabe	(Principal Financial and Accounting Officer)

/s/ Jeffrey Chodakewitz	Director	March 18, 2019
Jeffrey Chodakewitz

/s/ Paul Fonteyne	Director	March 18, 2019
Paul Fonteyne

/s/ Michael Grissinger	Director	March 18, 2019
Michael Grissinger

/s/ David Steinberg	Director	March 18, 2019
David Steinberg

/s/ Jonathan Silverstein	Director	March 18, 2019
Jonathan Silverstein

/s/ Lynne Sullivan	Director	March 18, 2019
Lynne Sullivan